Exhibit 99.1

Walgreens Boots Alliance Makes Majority Investment in Shields Health Solutions, Expanding Position in Fast-Growing Specialty Pharmacy Market

Agreement accelerates Shields’ health system-based platform to improve outcomes and lower healthcare costs, gives Walgreens provider-focused solution for further expansion

DEERFIELD, Ill. and BOSTON, Mass. — Sept. 21, 2021 — Walgreens Boots Alliance, Inc. (Nasdaq: WBA) and Shields Health Solutions today announced that WBA, through its wholly-owned subsidiary, Walgreen Co., is making a majority investment in Shields, an industry leader in integrated, health system-owned specialty pharmacy care. WBA’s investment signifies another step the company is taking to accelerate innovative healthcare models for future growth, providing a platform to further develop health system partnerships and coordinate care for those with complex, chronic conditions.

The approximately $970 million investment will support the continued growth of Shields’ health system-based specialty pharmacy strategy, and builds on a minority equity investment that WBA announced in July 2019. The new investment gives WBA approximately 71 percent ownership of Shields, with an option to acquire the remaining equity interests in the future. Shields’ other equity holders will also have the option to require WBA to purchase the remaining equity interests, under the agreement.

“Delivering pharmacy and healthcare services in the local community is one of many ways WBA is working to improve access and health outcomes, as well as to lower the total cost of care,” said Roz Brewer, CEO, Walgreens Boots Alliance. “We’re continuing to make strategic investments in pharmacy and healthcare solutions that can build on our core pharmacy business, and further expand our healthcare reach in communities. The Shields model has shown to improve patient care, and will be complementary to our existing specialty pharmacy offering, further expanding our capabilities to best meet the needs of health system partners and patients.”

Over the last two years, Shields has rapidly expanded its platform, representing more than 1 million specialty patients across more than 30 disease states, with more than 70 health system partners nationwide.

“Shields pioneered the integrated, health system specialty pharmacy approach that has quickly gained traction in the industry. In doing so, we have consistently delivered exceptional growth and value through a model that research shows leads to better outcomes and quality of life,” said Lee Cooper, CEO, Shields Health Solutions. “WBA’s further investment in Shields is a validation of our proven growth strategy, and we are pleased they will be an even more powerful driver in helping us to broaden and deepen our differentiated model. We will remain focused on driving improved clinical and economic outcomes for our stakeholders: our valued health system partners, our patients most in-need, and our care-focused and talented team.”

Following the completion of the majority investment, Shields will continue to operate as it does today, managed under current executive leadership and as a distinct brand and entity.

The companies will also explore opportunities to scale the Shields business model by adding complementary provider-based services to the portfolio over time. All of Shields’ current investors, including private equity firm Welsh Carson, Anderson & Stowe (WCAS) and founder and Board Chairman Jack Shields, will remain shareholders.

“Our partnership with the Shields Health Solutions management team, Jack Shields and WBA has been outstanding,” said Tom Scully, General Partner at WCAS. “WCAS has extensive and deep relationships with leading health systems and Shields represents a tremendous example of our ability to successfully partner with them to scale a business.”

The transaction is subject to the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions and is expected to close by the end of calendar 2021. Shields’ financials will be consolidated by WBA, with the transaction projected to be modestly accretive in its first full year after completion.

Centerview Partners acted as financial advisor for Shields Health Solutions. Ropes & Gray LLP acted as lead legal advisor for Shields, along with Goodwin Procter LLP and K&L Gates LLP. Sidley Austin LLP acted as lead legal advisor for WBA, along with Weil, Gotshal and Manges and Reed Smith.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is a global leader in retail pharmacy, impacting millions of lives every day through dispensing medicines, and providing accessible, high-quality care. With more than 170 years of trusted healthcare heritage and innovation in community pharmacy, the company is meeting customers’ and patients’ needs through its convenient retail locations, digital platforms and health and beauty products.

Including equity method investments, WBA has a presence in more than 25 countries, employs more than 450,000 people and has more than 21,000 stores.

WBA’s purpose is to help people across the world lead healthier and happier lives. The company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA is a Participant of the United Nations Global Compact and adheres to its principles-based approach to responsible business. WBA is included in FORTUNE’s 2021 list of the World’s Most Admired Companies.* This is the 28th consecutive year that WBA or its predecessor company, Walgreen Co., has been named to the list.

Walgreens Boots Alliance, Inc. | walgreensbootsalliance.com

More company information is available at www.walgreensbootsalliance.com.

*© 2021, Fortune Media IP Limited. Used under license.

About Shields Health Solutions

At Shields, improving lives and elevating performance are at the heart of everything we do. That’s why more health system leaders trust Shields to help them elevate and scale clinical, operational and financial performance. Not just within specialty pharmacy, but throughout the entire health system. Working alongside your team, Shields leverages its proven collaborative care model; integrated care technologies; and dedicated teams to produce the superior outcomes your patients deserve and the financial results your health system demands. Together, we elevate performance where it matters most — expanding payer and drug access; improving therapy management and care coordination; delivering unsurpassed patient experiences; and generating the net operating income you need to accelerate growth. Learn more about how Shields elevates outcomes and performance at shieldshealthsolutions.com.

Cautionary note regarding forward-looking statements

All statements in this report that are not historical including, without limitation, those regarding the closing and anticipated effects of the transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “pilot,” “project,” “intend,” “plan,” “goal,” “target,” “aim,” “continue,” “ “believe,” “seek,” “anticipate,” “upcoming,” “may,” “possible,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended August 31, 2020 and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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Walgreens Boots Alliance, Inc. | walgreensbootsalliance.com

Media Contacts

Walgreens Boots Alliance

Media Relations	Contact
USA / Morry Smulevitz	+1 847 315 0517
Jim Cohn	+1 224 813 9057
International	+44 (0)20 7980 8585

Investor Relations	Contact
Gerald Gradwell and Jay Spitzer	+1 847 315 2922

Shields Health Solutions

Media Relations	Contact
Crystal Chuckel	+1 262 309 2488

(WBA-GEN)

Walgreens Boots Alliance, Inc. | walgreensbootsalliance.com